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       [LETTERHEAD OF POWELL, GOLDSTEIN, FRAZER & MURPHY APPEARS HERE]

                                                                       Exhibit 5
                                                                       ---------



                                May 19, 1994



Graphic Industries, Inc.
2155 Monroe Drive, N.E.
Atlanta, Georgia  30324

     Re:  Registration Statement on Form S-3
          ----------------------------------

Ladies and Gentlemen:

     We have served as counsel for Graphic Industries, Inc., a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), of an aggregate of 119,337 shares (the "Shares") of common stock, $.10 par value, of the Company to be sold by the selling shareholders named in the Registration Statement.

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization for issuance of the Shares as we have deemed it necessary and advisable.

     In all such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate state, local and federal officials.

     We express no opinion as to matters under or involving laws other than the laws of the State of Georgia.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares are validly issued, fully paid and non-assessable.
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Graphic Industries, Inc.
May 19, 1994
Page 2


     We hereby consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                        Very truly yours,

                                        /s/ Powell, Goldstein, Frazer & Murphy

                                        POWELL, GOLDSTEIN, FRAZER & MURPHY